Exhibit 1.01

Conflict Minerals Report

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report for the year ended December 31, 2021

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson for the year ended December 31, 2021 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Introduction

Ericsson is a global provider of hardware, software, and services – especially in networks, digital services, managed services and new businesses – to the telecom industry and other sectors to enable the full value of connectivity. This report has been prepared by the management of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson”, the “Company”, “we”, “us”, or “our”). This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website: http://www.ericsson.com/thecompany/investors/financial-reports.

2.	Supply Chain Description and Reasonable Country of Origin Inquiry

2.1	General information on Ericsson’s supply chain

Ericsson’s hardware largely consists of electronics. For manufacturing, the Company purchases customized and standardized components and services from both global, regional, and local suppliers. The production of electronic modules and sub-assemblies is mostly outsourced to manufacturing services companies. Ericsson is focusing internal manufacturing on new product introductions and new technologies.

There are often several tiers of suppliers between Ericsson and any smelters or refiners of minerals, even more when tracing a mineral all the way back to the mines. As a result, the Company does not normally have a direct purchasing relationship with mines, smelters, or refiners.

2.2	Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry

In 2020, Ericsson’s Conflict Mineral program was extended to also cover cobalt. Ericsson gathers materials information from our suppliers. Through this, we know that many of the components used in our products contain small amounts of tin, tungsten, tantalum, gold (3TG) and cobalt that are necessary to the functionality of those products.

As part of Ericsson’s commitment to responsible sourcing and human rights it is our goal that the 3TG and cobalt in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”) or adjoining countries. At the same time, we aim to continue supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG and cobalt are aligned with the Responsible Minerals Initiative (RMI) and our aim is to improve traceability in our supply chain. Ericsson does not prohibit sourcing of materials from the DRC or adjoining countries or avoid using 3TG or cobalt since Ericsson believes that such a ban could result in negative consequences for responsible mining companies, their workers and the most vulnerable groups in a society. The Company has a Conflict Minerals Program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG and cobalt, which in 2020 and 2021 also covered cobalt.

Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG and cobalt contained in components and parts included in Ericsson’s products. This includes sources of 3TG and cobalt that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct for Business Partners which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG and cobalt.

Ericsson´s suppliers’ due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, suppliers are required to comply with the requirements of the Ericsson Lists of Banned and Restricted Substances and the Ericsson Code of Conduct for Business Partners which include an obligation to have appropriate due diligence processes in place to identify the source and chain of custody of 3TG. Our first-tier suppliers are similarly to Ericsson reliant upon information provided by their suppliers.

The identification of first-tier suppliers of Ericsson that are in scope under the Rule involves different parts of Ericsson’s global organization. The sourcing organization has the important role of leading and coordinating the work. Suppliers identified to be in scope are first-tier suppliers of Ericsson supplying (i) products containing 3TG or cobalt that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG or cobalt, that are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG or cobalt becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e. products purchased “off-the shelf”) and not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule. In our annual inquiry we survey first-tier suppliers identified to be in scope and analyze and follow up on the responses as we deem appropriate.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG and cobalt in an efficient and transparent way. We typically do not have a direct relationship with 3TG and cobalt smelters and refiners, and we do not perform direct audits of these entities within our supply chain. In accordance with the OECD Guidance, we support the RMI’s audit of smelters’ and refiners’ due diligence activities mainly via the Responsible Minerals Assurance Process (RMAP).

3.	Due Diligence

Ericsson has a process in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms to the

OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance. Ericsson’s Conflict Minerals Program focuses on identifying the origin of 3TG and cobalt; however, Ericsson acknowledges that other human rights and environmental risks, such as forced labor and child labor, health and safety, land-related rights and community rights are also salient relating to sourcing of 3TG and cobalt. Ericsson is currently engaged in industry dialogues relating to these issues.

3.1	Maintain strong management systems

The first step of the OECD Guidance relates to strong management systems. As mentioned above, Ericsson has established a Conflict Minerals Program for reporting on 3TG and cobalt and compliance with the Rule. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct for Business Partners, which outline required behaviors for all Ericsson’s employees and suppliers (https://www.ericsson.com/en/about
-us/sustainability-and-corporate-responsibility/responsible-business/responsible-sourcing/supplier-requirements-related-to-responsible-sourcing ), and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements to have diligence processes in place to identify the source and chain of custody of 3TG and are integrated in our template supplier agreements.

With respect to 2021, identification of smelters and refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template 6.1 and the Cobalt Reporting Template (the “Templates”). The Templates are standardized supply chain surveys designed to gather information regarding the smelters and refiners that process 3TG and cobalt used in our supply chain. The information from our suppliers, in combination with information from the RMI, helps Ericsson to obtain information on the origin of minerals processed. Data obtained was reviewed, analyzed and retained by Ericsson.

In Ericsson’s Code of Conduct for Business Partners, the topic of responsible sourcing of raw materials is included with clear requirements of suppliers to exercise due diligence in accordance with the OECD Guidance.

Employees are encouraged to report conduct that could violate law, the Code of Business Ethics or the Code of Conduct for Business Partners to their manager, and if due to circumstances, this is not an option, there are other channels that an employee may use, including reporting to the superior of a manager or to Group Functions People or Legal Affairs and Compliance. Such conduct may relate to corruption, fraud, auditing, questionable accounting, deficiencies in the internal controls, personal health and safety, environmental issues, human right matters, workplace respect and fairness or other matters that could constitute a breach of law, or that could harm the sustainability, or the reputation of Ericsson, its employees and shareholders. In addition, Ericsson has a whistle-blower tool, Ericsson Compliance Line, operated by a third party, for the reporting of alleged violations of laws, the Code of Business Ethics or the Code of Conduct for Business Partners. Ericsson Compliance Line is available 24/7, 365 days per year for both Ericsson employees, suppliers and other external parties. Ericsson recognizes that Ericsson Compliance Line might not be the most effective way of capturing issues related to sourcing of 3TG or cobalt and intends to further explore other mechanisms that may be more effective, like the Minerals Grievance Platform managed by RMI. Ericsson has published a “Statement on sourcing of minerals from Conflict-Affected and High-Risk Areas” on its website (https://www.ericsson.com/49dadc/assets/local/about-ericsson/sustainability
-and-corporate-responsibility/documents/2020/statement-on-sourcing-of-minerals-from-cahra.pdf) that indicates Ericsson’s position and expected supplier activities in this area.

3.2	Identify and assess risk in the supply chain

In the second step of the OECD Guidance, risks are identified and assessed. For downstream companies such as Ericsson, the focus should be on the smelters and refiners. Downstream companies should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2021 Conflict Minerals’ survey, first-tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG and cobalt in their supply chain through completing and submitting the Conflict Minerals Reporting Template and the Cobalt Reporting Template. Suppliers were provided with the Templates, support material, including the available instructions and training illustrating the use of the tool that is available on RMI’s website. To ensure quality, a high response rate and to minimize risks, the responses were analyzed and followed up as deemed appropriate. Data obtained was saved, reviewed and analyzed by Ericsson. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances, suppliers were contacted via e-mail or telephone to improve the quality of responses (obtaining missing information, updating templates’ format to the required version) and increase the response rate (reminding supplier to provide information in the templates with extended deadlines).

3.3	Design and implement a strategy to respond to identified risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an ongoing process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in the Sustainability and Corporate Responsibility Report, published together with the Annual Report.

We continuously work to improve our due diligence with respect to 3TG and cobalt, mainly focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk-based approach when reviewing and following up supplier responses and generally prioritize to follow up suppliers that are awarded large parts of our business. For example, if a supplier reports non-conformant smelters or refiners, the relevant sourcing responsible manager is notified for purposes of initiating a discussion with the supplier.

3.4	Independent third-party audit of smelters’/refiners’ due diligence practices

The fourth step of the OECD Guidance focuses on audits of smelters’/refiners’ due diligence practices. Through our Responsible Business Alliance (RBA) membership we are also members of the RMI, supporting the responsible minerals assurance process (“RMAP”) as well as the development and implementation of due diligence practices and tools such as the Templates. Due to the structure of our supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, we have, as mentioned in section 2.2, not performed our own audits of smelters or refiners.

3.5	Report annually on supply chain due diligence

The fifth step of the OECD Guidance encourages reporting on supply chain due diligence. We have a public statement on sourcing of minerals from Conflict Affected and High Risk Areas including 3TG and cobalt; which is available on our website: https://www.ericsson.com/49dadc/assets
/local/about-ericsson/sustainability-and-corporate-responsibility/documents/2020/statement-on-sourcing-of-minerals-from-cahra.pdf

In accordance with the Rule, we make our Conflict Minerals Report available on our website:

http://www.ericsson.com/thecompany/investors/financial-reports.

4. 2021 due diligence result

For the calendar year 2021, our inquiries were made on supplier level and most supplier responses received also provided data at a company or divisional level, with only a few exceptions providing product-level information. Our inquiries include responses where we believe that the names of smelters or refiners may have been misidentified as smelters and refiners or smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.

The response rate among suppliers surveyed in 2021 was 49,8 % which is significantly lower as compared to prior years.1 We believe that this response rate is due, in part, to a number of new suppliers brought on board as a result of recent acquisitions completed by Ericsson. Several such new suppliers had not previously responded to questions on Conflict Minerals. Ericsson plans to continue to engage with new suppliers that did not respond with such information to increase response rates. Among the supplier responses, we identified 393 smelters as potential sources of 3TG and cobalt that were reported to be in the supply chain during the 2021 calendar year. The following table presents, by mineral, the number of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems. In case a supplier has identified non-conformant smelters in their supply chain Ericsson engages with such suppliers for them to phase-out non-conformant smelters and refiners or to encourage smelters to participate in RMAP.

Table 1. RMAP eligible smelters and refiners identified by Ericsson via inquiries to our suppliers in 2021

Metal	Identified smelters or refiners validated by RMAP as conformant	Identified smelters or refiners participating in RMAP*	Identified smelters or refiners not participating in RMAP**	Total number of identified smelters
Tantalum	35	0	1	36
Tungsten	40	4	2	46
Tin	54	9	14	77
Gold	98	18	55	171
Cobalt	29	18	16	63

Note: The RMAP audit status of smelters and refiners are subject to change and the above represents information available from RMI on May 16th, 2022.

*	In the process of being audited or in communication but have not commenced the validation audit. (indicated as “active” or “in communication” in Annex 1)

[1]

Ericsson closed the acquisition of Cradlepoint, Inc. on October 31, 2020. Cradlepoint was not required to publish a Conflict Minerals Report prior to the transaction. Cradlepoint’s suppliers have been included in Ericsson’s Conflict Minerals program for 2021 but not for the year 2020.

**

Have not commenced the RMAP validation audit (indicated as “Outreach Required“, “Due Diligence Vetting Process”, “Communication Suspended—Not Interested” and “RMI Due Diligence Review—Unable to Proceed” in Annex 1)

We are unable to validate that any of the identified smelters or refiners are actually in our supply chain. However, based on the information provided by Ericsson’s suppliers during the 2021 calendar year, Ericsson believes that the facilities that may have been used to process 3TG or cobalt in Ericsson’s products include the smelters and refiners listed in Annex 1 below. Ericsson does not have enough information to determine with specificity all countries of origin of 3TG or cobalt in our products or whether they are from recycled and scrap sources. Nevertheless, based on data from RMI and RMAP, Ericsson generated a list of Reasonable Country of Origin (RCOI) for 3TG and cobalt based on smelters and refiners identified as shown in Annex 2.

We support the refinement and expansion of the list of participating smelters and have determined that seeking information about 3TG and cobalt smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG and cobalt in our supply chain.

During 2022, we anticipate continuing to review and evolve our Conflict Minerals due diligence processes with respect to 3TG and cobalt. As part of these efforts, we expect to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of information provided. Our engagement in the RMI program is anticipated to continue.

5.	Forward Looking Statements

Certain of the matters discussed in this report, including our due diligence processes with respect to 3TG and cobalt, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appear in this report and other materials referenced to is not incorporated by reference in this report.

Annex 1

Smelters and refiners identified by Ericsson via inquiries to our suppliers during 20212, note that this list include smelters and refiners not eligible for RMAP.

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
1	Cobalt	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
2	Cobalt	CID003209	Gem (Jiangsu) Cobalt Industry Co., Ltd.	CHINA	Conformant
3	Cobalt	CID003210	Lanzhou Jinchuan Advanced Materials Technology Co., Ltd.	CHINA	Conformant
4	Cobalt	CID003211	Zhuhai Kelixin Metal Materials Co., Ltd.	CHINA	Active
5	Cobalt	CID003212	Ganzhou Tengyuan Cobalt New Material Co., Ltd.	CHINA	Conformant
6	Cobalt	CID003213	Guangxi Yinyi Advanced Material Co., Ltd.	CHINA	Active
7	Cobalt	CID003215	Tianjin Maolian Science & Technology Co., Ltd.	CHINA	Conformant
8	Cobalt	CID003219	Hunan Brunp Recycling Technology Co., Ltd.	CHINA	Outreach Required
9	Cobalt	CID003221	Nantong Xinwei Nickel Cobalt Technology Development Co., Ltd.	CHINA	Active
10	Cobalt	CID003225	Zhejiang Huayou Cobalt Company Limited	CHINA	Conformant
11	Cobalt	CID003226	Umicore Finland Oy	FINLAND	Conformant
12	Cobalt	CID003227	Gangzhou Yi Hao Umicore Industry Co.	CHINA	In Communication
13	Cobalt	CID003228	Umicore Olen	BELGIUM	Conformant

[2]	The audit status of smelters and refiners are subject to change and Annex 1 represents information available from the RMI on May 17, 2022.

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
14	Cobalt	CID003232	Dynatec Madagascar Company	MADAGASCAR	Active
15	Cobalt	CID003233	JSC Kolskaya Mining and Metallurgical Company (Kola MMC)	RUSSIAN FEDERATION	Active
16	Cobalt	CID003239	Port Colborne Refinery	CANADA	In Communication
17	Cobalt	CID003242	Fort Saskatchewan Metals Facility	CANADA	RMI Due Diligence Review - Unable to Proceed
18	Cobalt	CID003252	Nanjing Hanrui Cobalt	CHINA	Outreach Required
19	Cobalt	CID003255	Quzhou Huayou Cobalt New Material Co., Ltd.	CHINA	Conformant
20	Cobalt	CID003261	Kamoto Copper Company	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
21	Cobalt	CID003264	Chemaf Etoile	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
22	Cobalt	CID003266	Societe pour le Traitment du Terril de Lubumbashi (STL)	CONGO, DEMOCRATIC REPUBLIC OF THE	Active
23	Cobalt	CID003275	La Compagnie de Traitement des Rejets de Kingamyambo S.A.	CONGO, DEMOCRATIC REPUBLIC OF THE	Active
24	Cobalt	CID003279	Mine de Bou-Azzer	MOROCCO	Conformant
25	Cobalt	CID003280	Compagnie de Tifnout Tiranimine	MOROCCO	Conformant
26	Cobalt	CID003291	Guangdong Jiana Energy Technology Co., Ltd.	CHINA	Conformant
27	Cobalt	CID003293	Jiangsu Xiongfeng Technology Co., Ltd.	CHINA	Conformant
28	Cobalt	CID003376	XTC New Energy Materials (Xiamen) LTD.	CHINA	Outreach Required
29	Cobalt	CID003377	Jiangxi Jiangwu Cobalt industrial Co., Ltd.	CHINA	Active
30	Cobalt	CID003378	Jingmen GEM Co., Ltd.	CHINA	Conformant
31	Cobalt	CID003384	Ganzhou Highpower Technology Co., Ltd.	CHINA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
32	Cobalt	CID003385	METAL MINES SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Outreach Required
33	Cobalt	CID003390	NORILSK NICKEL HARJAVALTA OY	FINLAND	Conformant
34	Cobalt	CID003398	New Era Group Zhejiang Zhongneng Cycle Technology Co., Ltd.	CHINA	Conformant
35	Cobalt	CID003403	Glencore Nikkelverk Refinery	NORWAY	In Communication
36	Cobalt	CID003404	Hunan Yacheng New Materials Co., Ltd.	CHINA	Conformant
37	Cobalt	CID003406	Murrin Murrin Nickel Cobalt Plant	AUSTRALIA	Conformant
38	Cobalt	CID003411	Hunan CNGR New Energy Science & Technology Co., Ltd.	CHINA	Conformant
39	Cobalt	CID003415	Cosmo Chemical, Ltd.	KOREA, REPUBLIC OF	Conformant
40	Cobalt	CID003422	Ningbo Yanmen Chemical Co., Ltd.	CHINA	Outreach Required
41	Cobalt	CID003423	Chemaf Usoke	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
42	Cobalt	CID003426	SOCIETE MINIERE DU KATANGA (SOMIKA SARL)	CONGO, DEMOCRATIC REPUBLIC OF THE	In Communication
43	Cobalt	CID003429	Tenke Fungurume Mining SA	CONGO, DEMOCRATIC REPUBLIC OF THE	In Communication
44	Cobalt	CID003442	Ruashi Mining SAS	CONGO, DEMOCRATIC REPUBLIC OF THE	Outreach Required
45	Cobalt	CID003447	Jiangxi Rui da Xinnengyuan Technology Co., Ltd.	CHINA	Outreach Required
46	Cobalt	CID003464	MKM—La Miniere de Kalumbwe Myunga	CONGO, DEMOCRATIC REPUBLIC OF THE	Outreach Required
47	Cobalt	CID003465	Ningbo Hubang New Material Co., Ltd.	CHINA	Conformant
48	Cobalt	CID003466	Xiangtan Huacheng Nickel Cobalt New Material Co., Ltd.	CHINA	Outreach Required
49	Cobalt	CID003467	Hunan Shiji Yintian New Material Co., Ltd.	CHINA	Active

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
50	Cobalt	CID003469	Fairsky Industrial Co., Limited	CHINA	Outreach Required
51	Cobalt	CID003470	Hunan Jinxin New Material Holding Co., Ltd.	CHINA	In Communication
52	Cobalt	CID003473	CoreMax Corporation	TAIWAN, PROVINCE OF CHINA	Conformant
53	Cobalt	CID003481	Chizhou CN New Materials and Technology Co., Ltd.	CHINA	Active
54	Cobalt	CID003491	ICoNiChem	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	Outreach Required
55	Cobalt	CID003526	Zhejiang Greatpower Cobalt Materials Co., Ltd.	CHINA	Conformant
56	Cobalt	CID003533	Mechema Taiwan Plant 1	TAIWAN, PROVINCE OF CHINA	Outreach Required
57	Cobalt	CID003534	Mechema Taiwan Plant 2	TAIWAN, PROVINCE OF CHINA	Active
58	Cobalt	CID003535	Mechema Korea, Co., Ltd.	KOREA, REPUBLIC OF	Outreach Required
59	Cobalt	CID003536	Mechema Chemicals shang-yu	CHINA	Outreach Required
60	Cobalt	CID003537	Mechema Chemicals (Thailand) Co., Ltd.	THAILAND	Outreach Required
61	Cobalt	CID003538	PT Mechema Indonesia	INDONESIA	Outreach Required
62	Cobalt	CID003584	Vale – Long Harbour Processing Plant (LHPP)	Canada	In Communication
63	Cobalt	CID003955	Niihama Nickel Refinery, Sumitomo Metal Mining	JAPAN	Conformant
64	Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
65	Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
66	Gold	CID000036	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
67	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
68	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
69	Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant
70	Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant
71	Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant
72	Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Outreach Required
73	Gold	CID000113	Aurubis AG	GERMANY	Conformant
74	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
75	Gold	CID000157	Boliden AB	SWEDEN	Conformant
76	Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant
77	Gold	CID000180	Caridad	MEXICO	Outreach Required
78	Gold	CID000185	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant
79	Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Conformant
80	Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
81	Gold	CID000233	Chimet S.p.A.	ITALY	Conformant
82	Gold	CID000264	Chugai Mining	JAPAN	Conformant
83	Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication
84	Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
85	Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
86	Gold	CID000401	Dowa	JAPAN	Conformant
87	Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
88	Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Non Conformant
89	Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required
90	Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
91	Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
92	Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
93	Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant
94	Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
95	Gold	CID000712	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
96	Gold	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
97	Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
98	Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
99	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
100	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
101	Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant
102	Gold	CID000823	Japan Mint	JAPAN	Conformant
103	Gold	CID000838	Super Dragon Technology Co., Ltd.	China	Outreach Required

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
104	Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant
105	Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
106	Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant
107	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
108	Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Non Conformant
109	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
110	Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
111	Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant
112	Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
113	Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
114	Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Non Conformant
115	Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
116	Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
117	Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
118	Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
119	Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
120	Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant
121	Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
122	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
123	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
124	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
125	Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant
126	Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
127	Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
128	Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
129	Gold	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
130	Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Non Conformant
131	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
132	Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
133	Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant
134	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
135	Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Non Conformant
136	Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant
137	Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
138	Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Non Conformant
139	Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
140	Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant
141	Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
142	Gold	CID001534	Royal Canadian Mint	CANADA	Conformant
143	Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Communication Suspended - Not Interested
144	Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
145	Gold	CID001562	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
146	Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
147	Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
148	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
149	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
150	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Non Conformant
151	Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
152	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
153	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
154	Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
155	Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
156	Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
157	Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
158	Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant
159	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
160	Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
161	Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant
162	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
163	Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant
164	Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant
165	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
166	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
167	Gold	CID002282	Morris and Watson	NEW ZEALAND	In Communication
168	Gold	CID002290	SAFINA A.S.	CZECHIA	Conformant
169	Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	Outreach Required
170	Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Conformant
171	Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
172	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
173	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
174	Gold	CID002515	Fidelity Printers and Refiners Ltd.	Zimbabwe	RMI Due Diligence Review - Unable to Proceed
175	Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
176	Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
177	Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Outreach Required
178	Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
179	Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
180	Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	In Communication
181	Gold	CID002563	Kaloti Precious Metals	United Arab Emirates	RMI Due Diligence Review—Unable to Proceed
182	Gold	CID002567	Sudan Gold Refinery	Sudan	Outreach Required
183	Gold	CID002580	T.C.A S.p.A	ITALY	Conformant
184	Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant
185	Gold	CID002584	Fujairah Gold FZC	United Arab Emirates	Outreach Required
186	Gold	CID002587	Industrial Refining Company	Belgium	Non Conformant
187	Gold	CID002588	Shirpur Gold Refinery Ltd.	India	Outreach Required
188	Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
189	Gold	CID002606	Marsam Metals	BRAZIL	Conformant
190	Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
191	Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
192	Gold	CID002761	SAAMP	FRANCE	Conformant
193	Gold	CID002762	L’Orfebre S.A.	ANDORRA	Conformant
194	Gold	CID002763	8853 S.p.A.	ITALY	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
195	Gold	CID002765	Italpreziosi	ITALY	Conformant
196	Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant
197	Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
198	Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Non Conformant
199	Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
200	Gold	CID002853	Sai Refinery	INDIA	Outreach Required
201	Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
202	Gold	CID002863	Bangalore Refinery	INDIA	Conformant
203	Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
204	Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
205	Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA	Communication Suspended - Not Interested
206	Gold	CID002893	JALAN & Company	INDIA	Outreach Required
207	Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
208	Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant
209	Gold	CID002973	Safimet S.p.A	ITALY	Conformant
210	Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
211	Gold	CID003185	African Gold Refinery	Uganda	Outreach Required
212	Gold	CID003186	Gold Coast Refinery	GHANA	Outreach Required

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
213	Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
214	Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required
215	Gold	CID003348	Dijllah Gold Refinery FZC	United Arab Emirates	Outreach Required
216	Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
217	Gold	CID003383	Sovereign Metals	INDIA	Outreach Required
218	Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
219	Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
220	Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
221	Gold	CID003461	Augmont Enterprises Private Limited	India	Active
222	Gold	CID003463	Kundan Care Products Ltd.	INDIA	In Communication
223	Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	India	In Communication
224	Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	India	In Communication
225	Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	India	In Communication
226	Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	India	In Communication
227	Gold	CID003497	K.A. Rasmussen	NORWAY	Outreach Required
228	Gold	CID003500	Alexy Metals	United States Of America	Active
229	Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	Colombia	Active
230	Gold	CID003540	Sellem Industries Ltd.	Mauritania	Communication Suspended—Not Interested
231	Gold	CID003548	MD Overseas	India	In Communication

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
232	Gold	CID003557	Metallix Refining Inc.	United States Of America	In Communication
233	Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
234	Gold	CID003615	WEEEREFINING	FRANCE	Active
235	Gold	CID003617	Value Trading	BELGIUM	In Communication
236	Tantalum	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant
237	Tantalum	CID000209	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
238	Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
239	Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant
240	Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
241	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
242	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
243	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
244	Tantalum	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
245	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
246	Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant
247	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
248	Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant
249	Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
250	Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
251	Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant
252	Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant
253	Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
254	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
255	Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
256	Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant
257	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
258	Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
259	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
260	Tantalum	CID002539	KEMET de Mexico	MEXICO	Conformant
261	Tantalum	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
262	Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND	Conformant
263	Tantalum	CID002545	TANIOBIS GmbH	GERMANY	Conformant
264	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
265	Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
266	Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
267	Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
268	Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
269	Tantalum	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
270	Tantalum	CID002731	LSM Brasil S.A.	BRAZIL	Conformant
271	Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant
272	Tantalum	CID002847	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant
273	Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
274	Tin	CID000227	Chenzhou Yun Xiang mining limited liability company	CHINA	Conformant
275	Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant
276	Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	Active
277	Tin	CID000401	Dowa	JAPAN	Conformant
278	Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
279	Tin	CID000447	Estanho de Rondonia S.A.	BRAZIL	Conformant
280	Tin	CID000468	Fenix Metals	POLAND	Conformant
281	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
282	Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
283	Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non Conformant
284	Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant
285	Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant
286	Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
287	Tin	CID001141	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
288	Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
289	Tin	CID001182	Minsur	PERU	Conformant
290	Tin	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
291	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
292	Tin	CID001248	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
293	Tin	CID001305	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Conformant
294	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
295	Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
296	Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant
297	Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Conformant
298	Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	Conformant
299	Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	Outreach Required
300	Tin	CID001428	PT Bukit Timah	INDONESIA	Active
301	Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant
302	Tin	CID001457	PT Panca Mega Persada	INDONESIA	Outreach Required
303	Tin	CID001458	PT Prima Timah Utama	INDONESIA	Conformant
304	Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
305	Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Conformant
306	Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant
307	Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant
308	Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant
309	Tin	CID001486	PT Timah Nusantara	Indonesia	Active
310	Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Conformant
311	Tin	CID001493	PT Tommy Utama	INDONESIA	In Communication
312	Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
313	Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant
314	Tin	CID001898	Thaisarco	THAILAND	Conformant
315	Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
316	Tin	CID002015	VQB Mineral and Trading Group JSC	Viet Nam	Outreach Required
317	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
318	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
319	Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
320	Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Active
321	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
322	Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA	Outreach Required
323	Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Outreach Required

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
324	Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
325	Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
326	Tin	CID002570	CV Ayi Jaya	INDONESIA	In Communication
327	Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
328	Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
329	Tin	CID002593	PT Rajehan Ariq	INDONESIA	Conformant
330	Tin	CID002696	PT Cipta Persada Mulia	Indonesia	Conformant
331	Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
332	Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
333	Tin	CID002756	Super Ligas	BRAZIL	Active
334	Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant
335	Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant
336	Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	Active
337	Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
338	Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Conformant
339	Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
340	Tin	CID002857	Modeltech Sdn Bhd	MALAYSIA	Non Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
341	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
342	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
343	Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant
344	Tin	CID003208	Pongpipat Company Limited	MYANMAR	Outreach Required
345	Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
346	Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
347	Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant
348	Tin	CID003380	PT Masbro Alam Stania	Indonesia	Active
349	Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
350	Tin	CID003387	Luna Smelter, Ltd.	RWANDA	Conformant
351	Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Non Conformant
352	Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	Non Conformant
353	Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
354	Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA	Active
355	Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
356	Tin	CID003524	CRM Synergies	Spain	Conformant
357	Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
358	Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant
359	Tungsten	CID000104	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
360	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
361	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
362	Tungsten	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
363	Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
364	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
365	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
366	Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant
367	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
368	Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
369	Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
370	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
371	Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested
372	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
373	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
374	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
375	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
376	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
377	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
378	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
379	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
380	Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
381	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
382	Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant
383	Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
384	Tungsten	CID002543	Masan High-Tech Materials	VIET NAM	Conformant
385	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
386	Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
387	Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
388	Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
389	Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
390	Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
391	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
392	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
393	Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Conformant

No.	Metal(*)	Smelter ID	Smelter Name	Smelter Facility Location: Country	Audit Status
394	Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
395	Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
396	Tungsten	CID003217	GEM Co., Ltd.	CHINA	Conformant
397	Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
398	Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
399	Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
400	Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	Conformant
401	Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
402	Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
403	Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL	Conformant
404	Tungsten	CID003553	Artek LLC	Russian Federation	Outreach Required
405	Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
406	Tungsten	CID003612	OOO “Technolom” 2	RUSSIAN FEDERATION	Active
407	Tungsten	CID003614	OOO “Technolom” 1	RUSSIAN FEDERATION	Active

Annex 2

Reasonable Country of Origin for 3TG based on the identified smelters and suppliers.3

Gold	Tantalum	Tin	Tungsten
Botswana	Australia	Australia	Bolivia
Cyprus	Austria	Bolivia (Plurinational State of)	Brazil
Brazil	Bolivia	Brazil	China
Ghana	Brazil	China	Colombia
Bahamas	Brazil**	Colombia	Mongolia
Argentina	Burundi	Indonesia	Myanmar
Czechia	Canada	Malaysia	Portugal
Brazil**	China	Myanmar	Russian Federation
Ghana**	Colombia	Peru	United States of America
Andorra	Congo, Democratic Republic of the	Russian Federation	Uzbekistan
Greece	Ethiopia	Taiwan	Burundi
Belgium	Ethiopia**	United Kingdom of Great Britain and Northern Ireland	Congo, Democratic Republic of the
Denmark	France	Venezuela	Rwanda
Burkina Faso	Germany	Burundi	Uganda
Canada	India	Rwanda	Austria
Dominican Republic	Indonesia	Uganda	Belgium
Ecuador	Ireland	Brazil**	Canada
Eritrea	Israel	China**	Czechia
Estonia	Japan	Congo, Democratic Republic of the	France
Cayman Islands	Madagascar	Nigeria	Germany
Chile	Malaysia	Russia**	Hong Kong
Chile**	Mozambique	Thailand	Ireland
Benin	Myanmar	Angola	Israel
China	Namibia	Argentina	Japan
Finland	Netherlands	Austria	Latvia
Guatemala (HR)	Nigeria	Bangladesh	Russia
Benin (HR)	Nigeria**	Belarus	South Korea
Colombia	Russian Federation	Belgium	Spain

[3]	The data and the definitions have been obtained from RMI and reflect information as of May4th, 2022.

Gold	Tantalum	Tin	Tungsten
Australia	Rwanda	Benin	Taiwan
Guinea**	Sierra Leone	Bolivia	Thailand
Bolivia (Plurinational State of)	Sierra Leone**	Bulgaria	United Arab Emirates
France	South Korea	Canada	Vietnam
Colombia (HR)	Spain	Chile
French Guiana	Switzerland	Croatia
Costa Rica	Thailand	Czechia
Austria	Uganda	Cyprus
Georgia	United Kingdom of Great Britain and Northern Ireland	Denmark
Germany	United States of America	Egypt
Cote d’Ivoire	Zimbabwe	El Salvador
Guyana**		Estonia
Honduras		Finland
Honduras (HR)		France
Hong Kong (HR)		Gabon
Hungary		Germany
India**		Ghana
Indonesia		Greece
Indonesia**		Guinea
Ireland		Hong Kong
Israel		Hungary
Italy		India
Japan		Ireland
Jordan (HR)		Israel
Latvia		Italy
Lithuania		Japan
Luxembourg		Jordan
Malaysia		Kazakhstan
Mali		Latvia
Malta		Lebanon
Mexico		Libya
Mexico**		Lithuania
Monaco		Luxembourg
Morocco		Malta
Mozambique		Mexico
Netherlands		Morocco
Nicaragua		Netherlands
Niger		New Zealand
Norway		Norway

Gold	Tantalum	Tin	Tungsten
Panama (HR)		Pakistan
Peru		Poland
Peru**		Portugal
Philippines		Philippines
Poland		Puerto Rico
Romania		Qatar
Russian Federation		Romania
Rwanda		Russia
Saudi Arabia		Saudi Arabia
Saudi Arabia (HR)		Serbia
Senegal		Senegal
Sierra Leone		Singapore
Singapore**		Slovakia
Slovakia		Slovenia
South Africa		South Africa
South Africa (HR)		South Korea
South Korea		Spain
Spain		Sudan
St Vincent and Grenadines		Sweden
Suriname		Switzerland
Swaziland		Tanzania
Sweden		Togo
Switzerland**		Tunisia
Taiwan		Turkey
Tajikistan		Ukraine
Tanzania		United Arab Emirates
Thailand		United Kingdom
Turkey		United States of America
Uganda		Uruguay
United Arab Emirates (HR)		Yemen
United Kingdom**
United States of America
United States of America**
Uzbekistan (HR)
Venezuela
Vietnam